~ GOVERNMENT OF DUBAI c;io.Jl01J.1.bll~:JCU!-fil ~ Dubai Civil Aviation Authority ~ .t Ja.;JI \j!<oil .J.) ~lj>! ~ \jl~l .ih,;,;I ~~ ulJ41>! .ilo> Jlo.S'! b.)~ J~ \j9~ ul.,.,lbJ4 Certificate of completion of Validation Test Campaign for Dubai Experimental Zone: BVLOS Drone Delivery Program This certificate is awarded to Global Autonomous Corporation by Dubai Civil Aviation Authority for completing the Validation Test Campaign as part of the Dubai Experimental Zone: BVLOS Drone Delivery Program in Dubai Silicon Oasis from 13/11/2023 to 24/11/2023. This certificate does not authorize the operator to operate commercially but states the completion of the VTC as per the program. Certifying the commercial activities is dependent on addressing the findings of the VTC to DCAA. Global Autonomous ci.S'~ o~ I o.ilb ('.:-'-° ~ JLoSi J.l.o.11 01.>-#J ~.) ~ ~ 0,-o Corporation • i:.: - < · I· L II uli:.I I ~I ·· ~ 01 L..o.l ci..b IJ-0 ~ u ~ !P.',9 ~ !.> • , ~.) a::.19 J !.>~ 09~ ul.>JlhJ~ j.ii..JI ~ ~.) ~Li>-! .2023/11/24 J! 2023/11/13 ~l~I 0,-o 0~.'.1.'. .. , I I ,11.~·:; <i., GuJI ·1 '::,lj 1.:. '· ··IL, I.:.'· ·II "-~ ':ii o.)1• ··· II oiil> -.c,-- 9 .. ) . L>"° _µ: ~ . ~ <:_}.<Al ~ JL: ~I · L Lo.k . Li II o.)J.;>l · · ul L....o':111 JWL, hiiE ~ u . ~ ~ . ~ ) . ,. ciii.91 u I l....o ':ii I ~ 'l.;:j <i.:J Lsu., b <i., GuJ I a.h..:;.j ~ I 9-0-!9 ) . ~ . . 9-! )-0 .. ) . . .Jwl c,I~ ~_) 4 ~-;? Mohammed Abdulla Ahli Director General 11111111111111111111111111111111111 11111111111 DCAA-E-Cert-011·2023-02 34